MILLIMAN VARIABLE INSURANCE TRUST 485BPOS

Exhibit 28.(j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund – Jan (II) and Milliman 6-Year Parred Down S&P 500 with Par Up Outcome Fund – Jan (II), each a series of Milliman Variable Insurance Trust, under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

October 11, 2022